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                                EXHIBIT NO. 10.52

                               SECOND AMENDMENT TO
                         AMENDED AND RESTATED PURCHASE,
                      CONSULTING AND DISTRIBUTION AGREEMENT

        This agreement (the "Amendment") constitutes the Second Amendment to the Amended and Restated Purchase, Consulting and Distribution Agreement, as amended (the "Amended and Restated Agreement") by and between National Health Enhancement Systems, Inc., a Delaware corporation ("NHES"), and Micromedex, Inc., a Delaware corporation ("MDX"). The Amendment and the Amended and
Restated Agreement are hereinafter referred to as the "Agreement." Capitalized terms not otherwise defined herein shall have the same meanings as are assigned thereto in the Amended and Restated Agreement, except as the context otherwise requires.

        WHEREAS, NHES has requested an extension of time for purposes of paying to MDX the minimum payment due to MDX in respect of the fiscal year 1995, and MDX is agreeable to granting such extension;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. EXTENSION OF TIME. MDX hereby grants to NHES an extension of time for making the payment due to MDX under Section 1.2 of the Agreement for fiscal year 1995, such that NHES agrees to pay to MDX the balance of the minimum payment due (of S627,352, less payments already made to date) for fiscal year ended January 31, 1995 in minimum weekly payments of $25,750, beginning with the first payment due on August 4, 1995 and continuing until the amount is paid in full. If NHES makes the payments outlined herein, NHES shall be deemed to have made such payment within ninety (90) days after the end of fiscal year 1995 for purposes of Section 1.2. For the period May 1, 1995 through July 31, 1995, NHES agrees to pay MDX interest equal to nine percent (9%) of the unpaid royalty amount. Such interest will be due and payable on August 1, 1995, and no interest shall accrue on the weekly payments outlined herein after August 1, 1995.

         2. ENTIRE AGREEMENT. This Amendment constitutes the entire agreement of the parties relating to the subject matter hereof, and all prior agreements and understandings related thereto are superseded by this Amendment.

         This Amendment is effective as of April 26, 1995.

MICROMEDEX, INC.                             NATIONAL HEALTH ENHANCEMENT
                                                     SYSTEMS, INC.

By /s/ Illegible                             By /s/ Gregory J. Petras
   --------------------------                   -------------------------
Its: Vice President, CFO                      Its:  President & CEO